EXHIBIT 16.2


                     [LETTERHEAD OF THE RABER MATTUCK GROUP]



July  10,  2001


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

To  Whom  It  May  Concern:

We have read Item 4 of the report on Form 8-K dated July 5, 2001, of Planet Earth Recycling, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Very  truly  yours,

THE  RABER  MATTUCK  GROUP

/s/  The  Raber  Mattuck  Group


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